FOR IMMEDIATE RELEASE

CORE MOLDING TECHNOLOGIESAPPOINTS NEW VICE PRESIDENT OF OPERATIONS

COLUMBUS, Ohio - December 8, 2016 - Core Molding Technologies, Inc. (NYSE MKT: CMT) announced today that Robert P. Price has been appointed Vice President of Operations effective December 7, 2016.

“We are extremely excited to add Rob to our Core Molding Technologies team,” said Kevin L. Barnett, President and Chief Executive Officer. “Rob is a strong leader with extensive experience in developing organizations to reach their maximum operating potential. Rob’s expertise in continuous improvement, quality management, operational strategy and supply chain management will be extremely valuable to our efforts to make Core into a world class manufacturing organization,” Barnett added.

Rob comes to Core with 25 years of manufacturing and automotive industry experience. Prior to joining Core, Rob was Director of North America Operations and Material Planning for AGM Automotive, a $300 million provider of automotive interior technologies. Prior to AGM Automotive, Rob spent 16 years at GKN Sinter Metals, a $1.5 billion supplier of metal powder precision components, holding multiple roles with increasing responsibilities overseeing safety, quality, lean management, supply chain and plant operations. Rob also previously served in multiple production, engineering and quality roles with Valeo Wiper Systems and served for five years as an officer in the U.S. Army. Rob holds a Master of Science degree in Systems Management from the University of Southern California and a Bachelor of Science degree in Mechanical Engineering from the University of Notre Dame.

About Core Molding Technologies, Inc.
Core Molding Technologies, Inc. is a manufacturer of sheet molding compound (SMC) and molder of fiberglass reinforced thermoset and thermoplastic materials. Core specializes in large-format moldings and offers a wide range of fiberglass processes, including compression molding of SMC, glass mat thermoplastics (GMT) and bulk molding compounds (BMC); compression and transfer molding of direct long-fiber thermoplastics (D-LFT); spray-up, lay-up, resin transfer (RTM) and vacuum resin transfer molding (V-RTM). Additionally, the company offers reaction injection molding (RIM) of dicyclopentadiene (DCPD). Core serves a wide variety of markets, including the medium and heavy-duty truck, marine, automotive, agriculture, construction and other commercial products markets. Headquartered in Columbus, Ohio, Core maintains plants in Columbus and Batavia, Ohio; Gaffney, South Carolina; Winona, Minnesota; and Matamoros, Mexico. For further information, visit the company's website at www.coremt.com.

This press release may contain certain forward-looking statements within the meaning of the federal securities laws. As a general matter, forward-looking statements are those focused upon future plans, objectives or performance as opposed to historical items and include statements of anticipated events or trends and expectations and beliefs relating to matters not historical in nature. Such forward-looking statements involve known and unknown risks and are subject to uncertainties and factors relating to Core Molding Technologies' operations and business environment, all of which are difficult to predict and many of which are beyond Core Molding Technologies' control. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expect,” “intend,” “plans,” “projects,” “believes,” “estimates,” “confident” and similar expressions are used to identify these forward-looking statements. These uncertainties and factors could cause Core Molding Technologies' actual results to differ materially from those matters expressed in or implied by such forward-looking statements. Except as required by law, Core Molding Technologies, Inc. undertakes no obligation to update these forward looking statements.

Core Molding Technologies believes that the following factors, among others, could affect its future performance and cause actual results to differ materially from those expressed or implied by forward-looking statements made in this report: business conditions in the plastics, transportation, marine and commercial product industries (including slowdown in demand for truck production); federal and state regulations (including engine emission regulations); general economic, social and political environments in the countries in which Core Molding Technologies operates; safety and security conditions in Mexico; dependence upon certain major customers as the primary source of Core Molding Technologies' sales revenues; efforts of Core Molding Technologies to expand its customer base; the ability to develop new and innovative products and to diversify markets, materials and processes and increase operational enhancements; the actions of competitors, customers, and suppliers; failure of Core Molding Technologies' suppliers to perform their obligations; the availability of raw materials; inflationary pressures; new technologies; regulatory matters; labor relations; the loss or inability of Core Molding Technologies to attract and retain key personnel; the Company’s ability to successfully identify, evaluate and manage potential acquisitions and to benefit from and properly integrate any completed acquisitions; federal, state and local environmental laws and regulations; the availability of capital; the ability of Core Molding Technologies to provide on-time delivery to customers, which may require additional shipping expenses to ensure on-time delivery or otherwise result in late fees; risk of cancellation or rescheduling of orders; management's decision to pursue new products or businesses which involve additional costs, risks or capital expenditures; and other risks identified from time-to-time in Core Molding Technologies' other public documents on file with the Securities and Exchange Commission, including those described in Item 1A of the Company’s 2015 Annual Report to stockholders on Form 10-K.

Company Contact: John Zimmer Vice President & Chief Financial Officer 614-870-5604 jzimmer@coremt.com	Investor Relations Contact: The Equity Group Inc. Fred Buonocore (212) 836-9607/fbuonocore@equityny.com Kevin Towle (212) 836-9620/ktowle@equityny.com www.theequitygroup.com